Exhibit 10.2

MORTGAGE NOTE

$31,000,000.00	August 5, 2022

FOR VALUE RECEIVED, AVALON HOLDINGS CORPORATION, an Ohio corporation ("Avalon Holdings"), AVALON RESORTS AND CLUBS, INC., an Ohio corporation ("Avalon Resorts and Clubs"), AVALON CLUBS, INC., an Ohio corporation ("Avalon Clubs"), AVALON RESORTS, INC., an Ohio corporation ("Avalon Resorts"), AVALON GOLF AND COUNTRY CLUB, INC., an Ohio corporation ("Avalon Golf and CC"), AVALON LAKES GOLF, INC., an Ohio corporation ("Avalon Lakes Golf"), AVALON COUNTRY CLUB AT SHARON, INC., a Pennsylvania corporation ("Avalon CC at Sharon"), AVALON RESORT AND SPA, LLC, an Ohio limited liability company ("Avalon Resort and Spa"), THE HAVANA CIGAR SHOP, INC., a Pennsylvania corporation ("Havana"), AVALON TRAVEL, INC. an Ohio corporation ("Avalon Travel"), AVALON MAHONING SPORTS CENTER, INC., an Ohio corporation ("Avalon Mahoning"), AVALON CIGAR SHOP, INC., an Ohio corporation ("Avalon Cigar"), TBG, INC., an Ohio corporation ("TBG"), AMERICAN WASTE MANAGEMENT SERVICES, INC., an Ohio corporation ("AWMS"), AMERICAN WASTE NJ, LLC, an Ohio limited liability company ("American Waste NJ"), AMERICAN LANDFILL MANAGEMENT, INC., an Ohio corporation ("American Landfill"), and AMERICAN CONSTRUCTION SUPPLY, INC., an Ohio corporation ("ACS" and, together with Avalon Holdings, Avalon Resorts and Clubs, Avalon Clubs, Avalon Golf and CC, Avalon Lakes Golf, Avalon CC at Sharon, Avalon Resort and Spa, Havana, Avalon Travel, Avalon Mahoning, Avalon Cigar, TBG, AWMS, American Waste NJ and American Landfill, the "Borrowers"), jointly and severally promise to pay to the order of LAUREL CAPITAL CORPORATION (the "Lender"), in lawful money of the United States of America in immediately available funds at its offices located at 6600 Brooktree Court, Suite 3000, Wexford, PA 15090-0839, or at such other location as the Lender may designate from time to time, the principal sum of Thirty-One Million and no/100 Dollars ($31,000,000.00), together with interest accruing on the outstanding principal balance from the date hereof (the "Closing Date"), as provided herein. Capitalized terms used, but not defined, herein shall have the meanings assigned to such terms in this Loan and Security Agreement of even date herewith among the Borrowers and the Lender (the "Loan Agreement").

1.      Interest Rate. Amounts outstanding under this Note will bear interest at the Applicable Rate (as defined below) in effect from time to time. Interest on this Note and any unpaid fees and other sums payable hereunder shall be calculated on the basis of a 360 day year consisting of 12 thirty day months. As used herein, the following capitalized terms shall have the following meanings:

"Applicable Rate" means:

(a)     For the period from the Closing Date through the date immediately preceding the Reset Date, 6.00% per annum; and (ii); and

(b)     For the period from the Reset Date through the Maturity Date, the greater of (x) 6.00% per annum and (y) the sum of the Index Rate on the date two (2) Business Days prior to the Reset Date and 3.40%, provided that the Applicable Rate shall in no event exceed 8.50% per annum.

"Index Rate" means the Three (3) Year Treasury rate, as published in the Federal Reserve Statistical Release H.15, Selected Interest Rates (Daily). If the Index Rate is discontinued or is no longer published as of any Reset Date, then the Lender shall select an index or statistic which most closely approximates the discontinued or unpublished index and such index or statistic shall replace such discontinued or unpublished index for all purposes hereunder.

"Interest Payment Date" means the fifth (5th) day of each calendar month commencing September 5, 2022 and the Maturity Date.

"Maturity Date" means August 5, 2032.

"Reset Date" means the seventh (7th) anniversary of the Closing Date.

2.        Payment Terms. The Borrowers hereby jointly and severally covenant and agree to repay this Note as follows:

(a)    Principal and interest on this Note shall be due and payable as follows: (i) one hundred nineteen (119) equal monthly payments of principal and interest based on a 25 year amortization on the fifth (5th) day of each calendar month commencing September 5, 2022 and ending July 5, 2032; followed by (ii) a final payment on the Maturity Date equal to the remaining outstanding principal of this Note plus accrued unpaid interest and fees thereon.

(b)    If any payment under this Note shall become due on a Saturday, Sunday or public holiday under the laws of the Commonwealth of Pennsylvania, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. 'Payments received will be applied to charges, fees and expenses (including attorneys' fees), accrued interest and principal in any order the Lender may choose, in its sole discretion.

3.        Late Payments; Default Rate. If the Borrowers fail to make any payment of principal, interest or other amount coming due pursuant to the provisions of this Note within ten (10) calendar days of the date due and payable, the Borrowers also shall pay to the Lender a late charge equal to five percent (5.00%) of any overdue installment (the "Late Charge"). The minimum Late Charge amount is Twenty-Five and 00/100 Dollars ($25.00). Any Late Charge will be immediately due and payable. Such ten-day period shall not be construed in any way to extend the due date of any such payment. Upon maturity, whether by acceleration, demand or otherwise, and at the Lender's option upon the occurrence of any Event of Default (as hereinafter defined) and during the continuance thereof, subject to all applicable cure and grace periods, this Note shall bear interest at a rate per annum which shall be five percentage points (5.00%) in excess of the interest rate in effect from time to time under this Note but not more than the maximum rate allowed by law (the "Default Rate"). The Default Rate shall continue to apply whether or not judgment shall be entered on this Note.

4.        Prepayment.

(a)    Provided that no Event of Default has occurred or is continuing, this Note shall be subject to prepayment at the option of the Borrowers, upon at least fifteen (15) days prior written notice to the Lender, in whole or in part on any date upon payment of the principal amount of this Note to be prepaid plus accrued unpaid interest thereon to the prepayment date (and, in the case of a prepayment in whole of this Note, any other sums then due and payable under this Note), plus a prepayment penalty ("Prepayment Penalty") equal to a percentage of the principal amount being prepaid, with the percentage determined based on the date of prepayment as set forth in the following table:

Date of Prepayment	Prepayment Penalty
Between Closing Date and fifth anniversary of Closing Date	6.00%
Between fifth anniversary of Closing Date and seventh anniversary of Closing Date	4.00%
Between seventh anniversary of Closing Date and ninth anniversary of Closing Date	3.00%
Ninth anniversary of Closing Date and thereafter	2.00%

(b)    Any prepayments shall be applied against scheduled installment payments due on this Note in inverse order beginning with the final scheduled installment payment.

5.     Other Loan Documents. This Note is issued in connection with, among other things, the Loan Agreement, the Mortgages (as defined in the Loan Agreement), and the other agreements and documents executed in connection therewith or referred to therein (collectively, the "Loan Documents"), the terms of which are incorporated herein by reference.

6.     Events of Default. In case any Event of Default (as defined in the Loan Agreement) occurs and is continuing, the principal amount of this Note together with accrued interest may become or be declared immediately due and payable in the manner and with the effect provided in the Loan Agreement.

7.     Power to Confess Judgment. AFTER THE OCCURRENCE OF ANY EVENT OF DEFAULT HEREUNDER AND DURING THE CONTINUANCE THEREOF, EACH BORROWER HEREBY IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OR THE PROTHONOTARY OF CLERK OF ANY COURT IN THE COMMONWEALTH OF PENNSYLVANIA, OR ELSEWHERE, TO APPEAR AT ANY TIME FOR SUCH BORROWER AND, WITH OR WITHOUT COMPLAINT FILED, AS OF ANY TERM, CONFESS OR ENTER JUDGMENT AGAINST SUCH BORROWER FOR THE ENTIRE PRINCIPAL BALANCE OF THIS NOTE AND ALL ACCRUED INTEREST, TOGETHER WITH COSTS OF SUIT, AND A REASONABLE ATTORNEY'S FEES FOR COLLECTION, BUT IN ANY EVENT NOT LESS THAN FIVE HUNDRED DOLLARS ($500); AND FOR SO DOING, THIS NOTE OR A COPY OF THIS NOTE VERIFIED BY AFFIDAVIT SHALL BE SUFFICIENT WARRANT. THE AUTHORITY GRANTED IN THIS NOTE TO CONFESS JUDGMENT AGAINST A BORROWER SHALL NOT BE EXHAUSTED BY ANY EXERCISE OF THAT AUTHORITY, BUT SHALL CONTINUE FROM TIME TO TIME AND AT ALL TIMES UNTIL PAYMENT IN FULL OF ALL AMOUNTS DUE UNDER THIS NOTE.

8.     Right of Setoff. In addition to all liens upon and rights of setoff against the Borrowers' money, securities or other property given to the Lender by law, the Lender shall have, with respect to the Borrowers' obligations to the Lender under this Note and to the extent permitted by law, a contractual possessory security interest in and a contractual right of setoff against, and each Borrower hereby assigns, conveys, delivers, pledges and transfers to the Lender all of the Borrowers' right, title and interest in and to, all of the Borrowers' deposits, moneys, securities and other property now or hereafter in the possession of or on deposit with, or in transit to, the Lender or any other direct or indirect subsidiary of the Lender, whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to the Borrowers. Every such right of setoff shall be deemed to have been exercised immediately upon the occurrence of an Event of Default hereunder without any action of the Lender, although the Lender may enter such setoff on its books and records at a later time.

9.     Miscellaneous. All notices, demands, requests, consents, approvals and other communications required or permitted hereunder shall be given in accordance with the notice provisions set forth in the Loan Agreement. No delay or omission on the Lender's part to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power, nor will the Lender's action or inaction impair any such right or power. No modification, amendment or waiver of any provision of this Note nor consent to any departure by the Borrowers therefrom will be effective unless made in a writing signed by the Lender. The Borrowers jointly and severally agree to pay on demand, to the extent permitted by law, all costs and expenses incurred by the Lender in the enforcement of its rights in this Note and in any security therefor, including, without limitation, reasonable fees and expenses of the Lender's counsel. If any provision of this Note is found to be invalid by a court, all the other provisions of this Note will remain in full force and effect. The Borrowers and all other makers and endorsers of this Note hereby forever waive presentment, protest, notice of dishonor and notice of non-payment. The Borrowers also waive all defenses based on suretyship or impairment of collateral. If this Note is executed by more than one Borrower, the obligations of such persons or entities hereunder will be joint and several. This Note shall bind the Borrowers and their respective successors and assigns, and the benefits hereof shall inure to the benefit of the Lender and its successors and assigns; provided, however, that the Borrowers may not assign this Note in whole or in part without the Lender's written consent and the Lender at any time may assign this Note in whole or in part at any time.

This Note has been delivered to and accepted by the Lender and will be deemed to be made in the Commonwealth of Pennsylvania. THIS NOTE WILL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE LENDER AND THE BORROWERS DETERMINED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA. The Borrowers hereby irrevocably consent to the jurisdiction of any state or federal court in the county or judicial district where the Lender's office indicated above is located; provided that nothing contained in this Note will prevent the Lender from bringing any action, enforcing any award or judgment or exercising any rights against the Borrowers, against any security or against any property of the Borrowers within the other county, state or other foreign or domestic jurisdiction. The Borrowers acknowledge and agree that the venue provided above is the most convenient forum for both the Lender and the Borrowers. The Borrowers waive any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

10.    WAIVER OF JURY TRIAL. THE BORROWERS IRREVOCABLY WAIVE ANY AND ALL RIGHTS THE BORROWERS MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS NOTE, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS NOTE OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE BORROWERS ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.

The Borrowers acknowledge that they have read and understand all the provisions of this Note, including the waiver of jury trial, and have been advised by counsel as necessary or appropriate.

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[Signature Page No. 1 to Mortgage Note]

WITNESS the due execution of this Mortgage Note as a document under seal, as of the date first written above.

BORROWERS: AVALON HOLDINGS CORPORATION By:/s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Chief Financial Officer, Treasurer and Secretary	AVALON CLUBS, INC. By: /s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Treasurer and Secretary

AVALON RESORTS, INC. By: /s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Treasurer and Secretary	AVALON GOLF AND COUNTRY CLUB, INC. By: /s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Treasurer and Secretary

AVALON LAKES GOLF, INC. By: /s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Treasurer and Secretary	AVALON COUNTRY CLUB AT SHARON, INC. By: /s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Treasurer and Secretary

AVALON RESORT AND SPA, LLC By: /s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Treasurer and Secretary	THE HAVANA CIGAR SHOP, INC. By: /s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Treasurer and Secretary

AVALON TRAVEL, INC. By: /s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Treasurer and Secretary	TBG, INC. By: /s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Treasurer and Secretary

AVALON MAHONING SPORTS CENTER, INC. By: /s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Treasurer and Secretary	AVALON CIGAR SHOP, INC. By: /s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Treasurer and Secretary

[Signature Page No. 2 to Mortgage Note]

BORROWERS (continued): AMERICAN WASTE MANAGEMENT SERVICES, INC. By: /s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Treasurer and Secretary	AMERICAN WASTE NJ, LLC By: /s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Treasurer and Secretary

AMERICAN LANDFILL MANAGEMENT, INC. By: /s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Treasurer and Secretary	AMERICAN CONSTRUCTION SUPPLY, INC. By: /s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Treasurer and Secretary

AVALON RESORTS AND CLUBS, INC. By: /s/ Bryan P. Saksa Name: Bryan P. Saksa Title: Treasurer and Secretary